SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                         CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported): June 19, 1997



Computervision Corporation
(Exact name of registrant as specified in charter)


     Delaware           1-7760/0-20290      04-2491912
----------------        --------------     --------------
(State or other          (Commission       IRS Employer
jurisdiction             File Numbers)     Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On June 19, 1997, Computervision Corporation issued a press release announcing the appointment of William A. Wilson as senior vice president and chief financial officer of the company (see copy of press release attached).





Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated June 19, 1997

                            SIGNATURES



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Computervision Corporation
                               (Registrant)


                               By /S/ Anthony N. Fiore, Jr.
                                 Anthony N. Fiore, Jr.
                                 Vice President, Business
                                 Operations and General Counsel

                               Date:  June 26, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                     Page. No.
---------------------------------------------------------

(99) (a) Press Release dated June 19, 1997        5-6

For Further Information:

Investor Contact:				Media Contact:
Kathryn Cadigan				Wayne B. George
Director, Investor Relations		Director, Public Relations
(617) 275-1800, ext. 1871		(617) 275-1800, ext. 2443



FOR IMMEDIATE RELEASE

         Computervision Names William A. Wilson as
                 Chief Financial Officer

BEDFORD, MA., June 19, 1997 -- Computervision Corporation (NYSE:CVN), the leading provider of Electronic Product Definition(TM)(EPD(TM)) solutions, today announced that William
A. Wilson has been appointed senior vice president and chief financial officer. Wilson will be responsible for the finance and administration function at the company. Wilson comes from Arch Communications Group, Inc., a $400 million wireless messaging company, where he was executive vice president and chief financial officer.

"Bill brings to this important position extensive experience in all phases of financial management and strategy," said Kathleen
A. Cote, president and chief executive officer of Computervision. "He has a strong understanding of rapidly growing businesses, development and management of capital structures, as well as extensive capital markets experience, all of which will be exceedingly valuable as we build momentum as the leading international supplier of integrated electronic product definition solutions."

Wilson's experience in finance spans 25 years, with 14 years spent in the chief financial officer role. "I am very excited by Computervision's opportunities and challenges, and to be part of the team which takes the company to the next level," said Wilson. "The growth prospects for the company and its EPD products are extremely compelling. A key element in my decision to join Computervision was to participate in this growth through a stock based incentive program."

Wilson earned an MBA from Babson College, an MSA from Northeastern University and a BA from Luther College. He is a
CPA.

William A. Foniri, who has been chief financial officer for Computervision, will serve as the chief financial officer for CV Services International when the sale of that business to M.D. Sass is completed. Foniri returns to a business where he has held a number of key management positions.

Computervision Background
-------------------------
Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition (EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 26 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Computervision, and the Computervision logo are USPTO registered trademarks of Computervision Corporation. Electronic Product Definition and EPD are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product, and other company information is available via fax by dialing 1-800-546-4616. Any questions concerning this service should be directed to Investor Relations at Computervision Corporation at 617/275-1800. For more information on Computervision, please call 617/275-1800 or visit the Computervision web site at http://www.cv.com.